Exhibit 23.6

Consent of Independent Auditors

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Beyond, Inc. of our report dated October 14, 2024 with respect to the consolidated financial statements of tZERO Group, Inc., and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Baker Tilly US, LLP

New York, New York
February 25, 2025